Exhibit 10.1
SEPARATION AGREEMENT
THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of December 9, 2010, by and between Opnext, Inc., a Delaware corporation (the “Company”), and Gilles Bouchard (the “Executive”).
WHEREAS, the Company and the Executive have previously entered into that certain Amended and Restated Employment Agreement, dated as of May 15, 2009 (the “Employment Agreement”), which provides for the Executive’s employment as Chief Executive Officer and President of the Company;
WHEREAS, pursuant to those certain Nonqualified Stock Option Agreements, dated as of November 15, 2007, July 8, 2008, May 15, 2009, and February 16, 2010, by and between the Company and the Executive (collectively, the “Option Agreements”), under the Opnext, Inc. Second Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”) and upon the terms and conditions set forth in such Nonqualified Stock Option Agreements, the Company granted to the Executive stock options (collectively, the “Options”) to purchase 250,000, 90,000, 1,000,000, and 1,000,000 shares, respectively, of the Company’s common stock (“Common Stock”);
WHEREAS, the Company and the Executive have previously entered into that certain Non-Competition Agreement, dated as of October 5, 2007 (the “Non-Competition Agreement”); and
WHEREAS, the Executive and the Company desire to specify the terms of the Executive’s resignation as an employee and officer of the Company and its subsidiaries or affiliates (including, without limitation, as Chief Executive Officer and President) and as a member of the Board of Directors of the Company (the “Board”).
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.	TERMINATION OF EMPLOYMENT AND EMPLOYMENT AGREEMENT
1.1. Termination of Employment. The Executive and the Company hereby acknowledge, agree and reaffirm that the Executive has tendered, and the Company has accepted, the Executive’s resignation as an employee and officer of the Company and any of its subsidiaries or affiliates (including, without limitation, as Chief Executive Officer and President of the Company) and as a member of the Board and the boards of directors of its subsidiaries and affiliates, effective as of December 9, 2010 (the “Separation Date”). The parties hereby acknowledge and agree that such termination of the Executive’s employment shall be treated as a termination without “Cause,” for purposes of, and as defined in, the Employment Agreement, and for purposes of the Stock Option Agreements.

1.2. Termination of Employment Agreement. As of the Separation Date, the Employment Agreement shall, except with respect to the provisions thereof that survive the termination of the Executive’s employment with the Company, automatically terminate and be of no further force and effect, and neither the Company nor the Executive shall have any further obligations thereunder. For the avoidance of doubt, the termination of the Employment Agreement shall not terminate or abridge the Executive’s obligations under the Non-Competition Agreement, which shall, subject to the terms and conditions thereof, survive such termination of the Employment Agreement.
1.3. Return of Property. No later December 10, 2010, the Executive shall return to the Company all Company property in his possession, including without limitation, all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products or processes in accordance with Section 3(b) of the Non-Competition Agreement.
2.	SEVERANCE AND ACCRUED OBLIGATIONS
2.1. Severance. In consideration of, and subject to and conditioned upon the Executive’s execution and non-revocation of the Release (as defined in and in accordance with Section 3.1 below):
(a) The Company shall pay to the Executive a lump-sum cash payment in an amount equal to $500,000 on the 30th day after the Separation Date, which the parties acknowledge and agree represents an amount equal to the severance obligation described in clause (i) of Section 12 of the Employment Agreement;
(b) During the period commencing on the Separation Date and ending on December 31, 2010, the Company shall continue to provide the Executive and the Executive’s eligible family members with group health insurance coverage based on the Executive’s benefit levels as in effect on the Separation Date and at the same employee premium contribution rate that would have otherwise been payable by the Executive during such period, provided, that the Company’s obligation to provide such continued coverage shall be subject to and conditioned on the Executive’s timely delivery to the Company of payment of the employee portion of the premium for such coverage. Except as set forth in the preceding sentence, the Executive shall be solely responsible for the payment of any premiums associated with the Executive’s election to receive continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended, and any other health insurance premiums and costs following the Separation Date;
(c) Provided that the Executive is not at the time of payment eligible to participate in a group health insurance plan of a subsequent employer, the Company shall pay the Executive a lump-sum cash payment in an amount equal to $30,000, payable within ten (10) days after the eighteen (18) month anniversary of the Separation Date (with the exact payment date to be determined by the Company in its discretion); and
(d) The installment of shares of Common Stock subject to each of the unvested Options that was scheduled to vest on the next scheduled vesting date following the Separation Date shall vest immediately prior to the Separation Date, and the vested portion of the Options may be exercised in accordance with, and subject to, the terms and conditions of the Plan and the respective Option Agreement, provided, that any remaining unvested portion of the Options shall automatically be cancelled on the Separation Date.

2.2. Accrued Obligations. The Company shall pay the Executive all earned but unpaid wages, accrued but unused vacation (and personal days), and unreimbursed expenses relating to the period prior to the Separation Date, less any applicable payroll deductions and tax withholdings, in accordance with applicable law and applicable Company policy.
3.	RELEASE OF CLAIMS
The Executive agrees that, as a condition to the Executive’s right to receive the payments and benefits set forth in Section 2.1, the Executive shall, within 21 days following the Separation Date, execute and deliver to the Company a release of claims in substantially the form attached hereto as Exhibit A (the “Release”).
4.	REAFFIRMATION OF PRIOR AGREEMENT
The Executive hereby acknowledges and agrees that the Executive is bound by the Non-Competition Agreement. Notwithstanding anything contained in this Agreement, the Executive hereby reaffirms the Non-Competition Agreement and acknowledges and agrees that the Non-Competition Agreement shall survive the termination of the Executive’s employment with the Company and shall remain in full force and effect in accordance with its terms.
5.	ADDITIONAL COVENANTS
5.1. Cooperation in Legal Proceedings. The Executive agrees that, after the Separation Date, upon the reasonable request of the Company, the Executive shall cooperate with and assist the Company in undertaking and preparing for legal or regulatory proceedings relating to the affairs of the Company and its subsidiaries.
5.2. Unemployment Claim. The Company shall not oppose the Executive’s application to receive unemployment benefits; provided, that nothing herein shall prevent the Company from providing accurate responses to questions or requests for information from governmental authorities with respect to any such application.
6.	MISCELLANEOUS
6.1. Code Section 409A.
(a) To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Agreement or take such other actions that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Company to adopt any such amendment or take any such action, nor shall the Company have any liability for failing to do so.

(b) Notwithstanding anything to the contrary in this Agreement, no payment or benefits shall be paid to the Executive during the 6-month period following the Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h), and specifically Treasury Regulation Section 1.409A-1(h)(5)) to the extent that the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.
6.2. Withholding. All amounts payable under this Agreement shall be subject to reduction to reflect such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
6.3. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
6.4. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any subsidiary or affiliate thereof or to any successor to its business or assets, and shall inure to the benefit and be binding upon any such entities.
6.5. Final and Entire Agreement; Amendment. This Agreement, together with the Release, represents the final and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. Any amendment to this Agreement must be in writing, signed by duly authorized representatives of the parties, and stating the intent of the parties to amend this Agreement.
6.6. Consultation with Counsel. The Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment. Without limiting the generality of the foregoing, the Executive acknowledges that he has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to him of this Agreement and the payments hereunder, and that he is relying solely on the advice of his independent advisors for such purposes.

6.7. Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware).
6.8. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive: at the Executive’s most recent address on the records of the Company;
If to the Company:
Opnext, Inc.
46429 Landing Parkway
Fremont, CA 94538
Attention: General Counsel
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Attn: David M. Taub
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
6.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.
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IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date first above written.

EXECUTIVE

Gilles Bouchard

OPNEXT, INC.
a Delaware corporation

By:
Name:
Title:

S-1

EXHIBIT A
GENERAL RELEASE OF CLAIMS
In consideration of the payments provided in Section 2.1 of that certain Separation Agreement, dated as of December 9, 2010, by and between Opnext, Inc. (the “Company”) and the undersigned (the “Separation Agreement”), and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company and each of its partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, accountants, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any Claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have with respect to (i) any payments or benefits under Section 2 of the Separation Agreement, or (ii) any indemnification and/or related advancement of expenses pursuant to the corporate governance documents of the Company, any indemnification agreement between the undersigned and the Company or applicable law, or the protections of any directors and officers liability insurance policies of the Company.
THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
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IN WITNESS WHEREOF, the undersigned has executed this Release this _____ day of December 2010.

Gilles Bouchard